UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K CURRENT REPORT Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934 Date of report (Date of earliest event reported): June 13, 2018 ROYAL CARIBBEAN CRUISES LTD.
(Exact Name of Registrant as Specified in Charter)

Republic of Liberia
(State or Other Jurisdiction of Incorporation)

1-11884	98-0081645
(Commission File Number)	(IRS Employer Identification No.)

1050 Caribbean Way, Miami, Florida	33132
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 305-539-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01            Other Events.

On June 14, 2018, Royal Caribbean Cruises Ltd. ("RCL") and Manfredi Lefebvre D'Ovidio announced an agreement for RCL to acquire a 66.67% interest in Silversea Cruise Holding Ltd. based on an enterprise value of approximately $2 billion.  The purchase price of the equity being acquired is approximately $1 billion.  In addition, Lefebvre will qualify for an estimated contingent consideration of approximately 472,000 shares of RCL common stock, payable upon achievement of certain 2019-2020 performance metrics.  The closing of this transaction is subject to customary closing conditions, including approval by relevant competition authorities.  A copy of a press release related to this announcement is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits.

(d)            Exhibits

                  Exhibit 99.1 - Press release dated June 14, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ROYAL CARIBBEAN CRUISES LTD.

Date:	June 14, 2018	By:	/s/ Bradley H. Stein
		Name:	Bradley H. Stein
		Title:	Senior Vice President, General Counsel & Secretary